Exhibit 99.1

Bakkt Holdings, LLC

Consolidated Balance Sheets

(in thousands, except unit data)

	September 30,		December 31,
	2021		2020
Assets	(Unaudited	)
Current assets:
Cash and cash equivalents	$22,106		$75,361
Restricted cash	16,500		16,500
Customer funds	357		81
Accounts receivable, net	13,280		10,408
Investment in shares of affiliate stock, current	—		1,823
Deposits with clearinghouse affiliate, current	—		20,200
Other current assets	7,232		7,690

Total current assets	59,475		132,063
Property, equipment and software, net	28,067		19,957
Goodwill	233,429		233,429
Intangible assets, net	57,336		62,199
Deposits with clearinghouse affiliate, noncurrent	15,151		15,150
Other assets	4,272		5,578

Total assets	$397,730		$468,376

Liabilities and Members’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$57,286		$42,915
Customer funds payable	357		81
Deferred revenue, current	4,255		4,282
Due to affiliates	2,312		1,856
Other current liabilities	2,380		1,943

Total current liabilities	66,590		51,077
Deferred revenue, noncurrent	4,111		4,103
Deferred tax liabilities, net	95		95
Other liabilities	3,179		3,319

Total liabilities	73,975		58,594
Mezzanine equity:
Incentive units (156,000,000 authorized, 100,192,510 unvested units and 85,875,000 unvested units issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	23,574		21,452
Members’ equity:
Class A voting units (413,000,000 units authorized, 400,000,000 units issued and outstanding as of September 30, 2021 and December 31, 2020)	3,071		2,613
Class B voting units (212,500,000 units authorized, 192,453,454 and 182,500,000 units issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	187,926		182,500
Class B warrant (see Note 8)	—		5,426
Class C voting units (284,000,000 units authorized, 270,270,270 units issued and outstanding as of September 30, 2021 and December 31, 2020)	310,104		310,104
Class C warrant (see Note 8)	969		—
Accumulated other comprehensive income	173		191
Accumulated deficit	(202,062)		(112,504)

Total members’ equity	300,181		388,330

Total liabilities and members’ equity	$397,730		$468,376

The accompanying notes are an integral part of these consolidated financial statements.

Bakkt Holdings, LLC

Consolidated Statements of Operations and Comprehensive Loss

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenues:
Net revenues (net revenues from affiliate of $111, $1,149, $154 and $2,153, respectively)	$9,142	$6,629	$25,773	$19,067
Operating expenses:
Compensation and benefits	22,225	12,637	57,375	30,508
Professional services	3,334	2,392	5,006	4,657
Technology and communication	3,148	2,311	9,851	6,958
Selling, general and administrative	4,449	1,664	19,514	3,472
Acquisition-related expenses	1,766	—	12,075	11,477
Depreciation and amortization	3,270	2,232	9,098	5,536
Affiliate expenses	471	471	1,413	2,611
Impairment of long-lived assets	—	2,450	—	3,843
Other operating expenses	341	180	1,038	386

Total operating expenses	39,004	24,337	115,370	69,448

Operating loss	(29,862)	(17,708)	(89,597)	(50,381)
Interest income (expense), net	(96)	(169)	(239)	255
Other income (expense), net	1,123	(83)	473	146

Loss before income taxes	(28,835)	(17,960)	(89,363)	(49,980)
Income tax expense	(12)	(11)	(195)	(36)

Net loss	$(28,847)	$(17,971)	$(89,558)	$(50,016)

Currency translation adjustment, net of tax	(191)	87	(18)	(80)

Comprehensive loss	$(29,038)	$(17,884)	$(89,576)	$(50,096)

The accompanying notes are an integral part of these consolidated financial statements.

Bakkt Holdings, LLC

Consolidated Statements of Changes in Members’ Equity and Mezzanine Equity

(in thousands, except unit data)

(Unaudited)

	Class A Voting Units		Class B Voting Units		Class B Warrant		Class C Voting Units		Class C Warrant		Accumulated Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity	Incentive Units		Total Mezzanine Equity
	Units	$	Units	$	Warrant	$	Units	$	Warrant	$				Units	$
Balance as of June 30, 2021	400,000,000	$2,897	192,453,454	$187,926	—	$—	270,270,270	$310,104	—	$—	$(173,215)	$364	$328,076	—	$23,192	$23,192
Issuance of Class A voting units in exchange of capital contribution (see Note 7)	—	174	—	—	—	—	—	—			—	—	174	—	—	—
Unit-based compensation expense for incentive units (see Note 9)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	382	382
Vesting of Class C warrant for professional services (see Note 8)	—	—	—	—	—	—	—	—	—	969	—	—	969	—	—	—
Currency translation adjustment, net of tax	—	—	—	—	—	—	—	—	—	—	—	(191)	(191)	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(28,847)	—	(28,847)	—	—	—

Balance as of September 30, 2021	400,000,000	$3,071	192,453,454	$187,926	—	$—	270,270,270	$310,104	—	$969	$(202,062)	$173	$300,181	—	$23,574	$23,574

The accompanying notes are an integral part of these consolidated financial statements

Bakkt Holdings, LLC

Consolidated Statements of Changes in Members’ Equity and Mezzanine Equity

(in thousands, except unit data)

(Unaudited)

	Class A Voting Units		Class B Voting Units		Class B Warrant		Class C Voting Units		Class C Warrant		Accumulated Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity	Incentive Units		Total Mezzanine Equity
	Units	$	Units	$	Warrant	$	Units	$	Warrant	$				Units	$
Balance as of December 31, 2020	400,000,000	$2,613	182,500,000	$182,500	—	$5,426	270,270,270	$310,104	—	$—	$(112,504)	$191	$388,330	—	$21,452	$21,452
Issuance of Class A voting units in exchange of capital contribution (see Note 7)	—	458	—	—	—	—	—	—	—	—	—	—	458	—	—	—
Unit-based compensation expense for incentive units (see Note 9)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	2,122	2,122
Exercise of Class B warrant for Class B voting units (see Note 8)	—	—	9,953,454	5,426	—	(5,426)	—	—	—	—	—	—		—	—	—
Vesting of Class C warrant for professional services (see Note 8)	—	—	—	—	—	—	—	—	—	969	—	—	969	—	—	—
Currency translation adjustment, net of tax	—	—	—	—	—	—	—	—	—	—	—	(18)	(18)	—	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	(89,558)	—	(89,558)	—	—	—

Balance as of September 30, 2021	400,000,000	$3,071	192,453,454	$187,926	—	$—	270,270,270	$310,104	—	$969	$(202,062)	$173	$300,181	—	$23,574	$23,574

The accompanying notes are an integral part of these consolidated financial statements

Bakkt Holdings, LLC

Consolidated Statements of Changes in Members’ Equity and Mezzanine Equity

(in thousands, except unit data)

(Unaudited)

	Class A Voting Units		Class B Voting Units		Class B Warrant		Class C Voting Units		Accumulated Deficit	Accumulated Other Comprehensive Income	Total Members’ Equity	Incentive Units		Total Mezzanine Equity
	Units	$	Units	$	Warrant	$	Units	$				Units	$
Balance as of June 30, 2020	400,000,000	$2,099	182,500,000	$182,500	—	$5,426	270,270,270	$310,104	$(64,944)	$(167)	$435,018	—	$19,584	$19,584
Issuance of Class A voting units in exchange of capital contribution (see Note 7)	—	334	—	—	—	—	—	—	—	—	334	—	—	—
Unit-based compensation expense for incentive units (see Note 9)	—	—	—	—	—	—	—	—	—	—	—	—	730	730
Currency translation adjustment, net of tax	—	—	—	—	—	—	—	—	—	87	87	—	—	—
Net loss	—	—	—	—	—	—	—	—	(17,971)	—	(17,971)	—	—	—

Balance as of September 30, 2020	400,000,000	$2,433	182,500,000	$182,500	—	$5,426	270,270,270	$310,104	$(82,915)	$(80)	$417,468	—	$20,314	$20,314

The accompanying notes are an integral part of these consolidated financial statements

Bakkt Holdings, LLC

Consolidated Statements of Changes in Members’ Equity and Mezzanine Equity

(in thousands, except unit data)

(Unaudited)

	Class A Voting Units		Class B Voting Units		Class B Warrant		Class C Voting Units		Accumulated	Accumulated Other Comprehensive	Total Members’	Incentive Units		Total Mezzanine
	Units	$	Units	$	Warrant	$	Units	$	Deficit	Loss	Equity	Units	$	Equity
Balance as of December 31, 2019	400,000,000	$1,916	182,500,000	$182,500	—	$—	—	$—	$(32,899)	$—	$151,517	—	$10,515	$10,515
Issuance of Class A voting units in exchange of capital contribution (see Note 7)	—	517	—	—	—	—	—	—	—	—	517	—	—	—
Unit-based compensation expense for incentive units (see Note 9)	—	—	—	—	—	—	—	—	—	—	—	—	9,799	9,799
Issuance of Class B warrant (see Note 8)	—	—	—	—	—	5,426	—	—	—	—	5,426	—	—	—
Issuance of Class C voting units (see Note 8)	—	—	—	—	—	—	270,270,270	300,000	—	—	300,000	—	—	—
Pushdown accounting for deferred income tax liabilities resulting from Bridge2 Solutions acquisition (See Note 4)	—	—	—	—	—	—	—	10,104		—	10,104	—	—	—
Currency translation adjustment, net of tax	—	—	—	—	—	—	—	—	—	(80)	(80)	—	—	—
Net loss	—	—	—	—	—	—	—	—	(50,016)	—	(50,016)	—	—	—

Balance as of September 30, 2020	400,000,000	$2,433	182,500,000	$182,500	—	$5,426	270,270,270	$310,104	$(82,915)	$(80)	$417,468	—	$20,314	$20,314

The accompanying notes are an integral part of these consolidated financial statements

Bakkt Holdings, LLC

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(89,558)	$(50,016)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,995	5,385
Non-cash lease expense	918	1,027
Unit-based compensation expense (see Note 9)	3,116	9,937
Recognition of affiliate capital contribution (see Note 7)	458	517
Amortization of Class B warrant asset (see Note 8)	1,743	—
Impairment of long-lived assets	—	3,843
Acquisition-related expenses paid by affiliate	—	1,378
Unrealized loss (gain) on investment in shares of affiliate stock	—	(387)
Loss on sale of shares of affiliate stock	63	—
Vesting of Class C warrant for professional services	969	—
Other	347	39
Changes in operating assets and liabilities:
Accounts receivable	(2,872)	345
Other receivables	—	115
Deposits with clearinghouse affiliate	20,199	11,002
Accounts payable and accrued liabilities	12,956	947
Due to affiliates	456	(8,372)
Deferred revenues	(19)	(3,703)
Operating lease liabilities	(799)	(873)
Customer funds payable	276	1
Other assets and liabilities	(1,025)	(730)

Net cash used in operating activities	(43,777)	(29,545)

Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(10,874)	(16,868)
Acquisitions, net of cash acquired	—	10,652
Proceeds from sale of shares of affiliate stock	1,759	—
Proceeds from sale of equipment	28	—
Short-term investments	—	1,988

Net cash provided by (used in) investing activities	(9,087)	(4,228)

Cash flows from financing activities:
Payment of finance lease liability	(97)	(282)
Proceeds from issuance of Class C voting units (see Note 7)	—	37,800

Net cash provided by (used in) financing activities	(97)	37,518

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(19)	(80)

Net increase (decrease) in cash, cash equivalents, restricted cash and customer funds	(52,980)	3,665
Cash, cash equivalents, restricted cash and customer funds at the beginning of the year	91,943	93,134

Cash, cash equivalents, restricted cash and customer funds at the end of the quarter	$38,963	$96,799

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$—	$—
Supplemental disclosure of non-cash investing and financing activity:
Issuance of Class A voting units in exchange of capital contribution	$458	$517
Capitalized internal-use software development costs and other capital expenditures included in accounts payable and accrued liabilities	$2,980	$1,733
Issuance of Class B warrant	$—	$5,426
Exercise of Class B warrant for Class B voting units	5,426	—
Non-cash contribution of Bridge2 Holdings by affiliate	$—	$260,811
Reconciliation of cash, cash equivalents, restricted cash and customer funds to consolidated balance sheets
Cash and cash equivalents	$22,106	$80,298
Restricted cash	16,500	16,500
Customer funds	357	1

Total cash, cash equivalents, restricted cash and customer funds	$38,963	$96,799

The accompanying notes are an integral part of these consolidated financial statements.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

1.    Description of Business

Bakkt Holdings, LLC (“Bakkt” or “the Company”) and Bakkt, LLC, a wholly owned subsidiary of Bakkt, were formed on July 31, 2018 and each entered into a limited liability company agreement with its members on August 2, 2018. On December 19, 2018, Bakkt entered into an amended and restated limited liability company agreement and issued Class A and Class B voting units on this date. On February 28, 2020, Bakkt entered into a second amended and restated limited liability company agreement and issued Class C voting units on March 12, 2020. Until October 15, 2021, the date of closing of the business combination described below, Bakkt was a majority-owned subsidiary of Intercontinental Exchange Holdings, Inc. (“ICEH”), which itself is a wholly-owned subsidiary of Intercontinental Exchange, Inc. (“ICE”). All of Bakkt’s Class A voting units were held by ICE and its Class B and Class C voting units were held by ICE and minority investors.

Bakkt owns the following entities: Bakkt Trust Company LLC (“Bakkt Trust”), Bakkt Marketplace, LLC (“Bakkt Marketplace”), DACC Technologies, Inc. and Digital Asset Custody Company, Inc. (collectively with DACC Technologies, Inc., “DACC”), and Bakkt Clearing, LLC (“Bakkt Clearing”). Bakkt also acquired Bridge2 Solutions, LLC and certain of its affiliated companies (collectively, “Bridge2 Solutions”) during the three months ended March 31, 2020 (see Note 4). All subsidiaries of the Company, other than DACC and two foreign legal entities acquired as part of the Bridge2 Solutions acquisition, are structured as limited liability companies.

Bakkt Trust is a New York limited-purpose trust company that is chartered by and subject to the supervision and oversight of the New York Department of Financial Services (“NYSDFS”). In September 2019, Bakkt Trust, along with ICE Futures U.S., Inc. (“IFUS”) and ICE Clear US, Inc. (“ICUS”), both of which are wholly-owned subsidiaries of ICE, brought to market an institutional-grade, regulated infrastructure for trading, clearing, and custody services for bitcoin. Bakkt Trust acts as a qualified custodian for bitcoin, which enables Bakkt Trust to offer end-to-end regulated, physically-delivered bitcoin futures and options contracts to financial institutions and market makers. In addition, Bakkt Trust has been approved by the NYSDFS to, and does, offer non-trading-related, standalone custody of Bitcoin to institutional customers and certain high net worth individuals in cryptoassets, subject to NYSDFS regulatory oversight. On November 2, 2021, Bakkt Trust, in accordance with its internal coin listing policy (as approved by the NYSDFS), self-certified the addition of ether (ETH) to its non-trading-related, standalone custody service.

Bakkt Marketplace has created an integrated platform that enables consumers and enterprises to transact in digital assets. Bakkt Marketplace users have a digital wallet that enables them to purchase, sell, convert and or spend digital assets. Users can also use their digital wallet to spend fiat currency with various retailers and convert loyalty and rewards points into fiat currency. Bakkt Marketplace has received money transmitter licenses from all states throughout the U.S. where such licenses are required, has obtained a New York State virtual currency license, and is registered as a money services business with the Financial Crimes Enforcement Network of the United States Department of the Treasury. Bakkt Trust’s custody solution provides support to Bakkt Marketplace with respect to cryptocurrency functionality within the consumer app.

Bakkt Clearing is registered as a futures commission merchant (“FCM”) with the Commodity Futures Trading Commission (“CFTC”) and a member of the National Futures Association (“NFA”).

Founded in 2006, Bridge2 Solutions is a leading software as a service provider, which connects loyalty programs to leading commerce partners allowing consumers to redeem a spectrum of loyalty currencies for merchandise, services and gift cards. The Bridge2 Solutions platform is cloud-based and delivered through major web browsers and mobile devices.

On January 11, 2021, the Company entered into a definitive agreement to combine with VPC Impact Acquisition Holdings (“VIH”), a special purpose acquisition company sponsored by Victory Park Capital. The transaction

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

closed on October 15, 2021. The business combination between Bakkt and VIH resulted in approximately $479 million of cash (net of transaction expenses) on the combined company’s balance sheet, reflecting a contribution of $123 million of cash held in VIH’s trust account, net of redemptions and transaction expenses, and a $325 million concurrent private placement of Class A common stock of the combined company, priced at $10.00 per share, including a $47 million commitment from ICE, and $31 million cash held in Bakkt accounts as of the transaction date. As a result of the business combination, the Company also incurred a $12,143,000 success fee for an investment bank advising Bakkt. The newly combined company has been renamed Bakkt Holdings, Inc. and has its Class A common stock and warrants listed on the New York Stock Exchange under the ticker symbols “BKKT” and “BKKT WS,” respectively. Following the transaction closing, the Company is no longer a consolidated subsidiary of ICE.

2.    Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited interim consolidated financial statements (“interim consolidated financial statements”) are prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) assuming the Company will continue as a going concern and include the accounts of Bakkt Holdings, LLC and its subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The accompanying interim consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to state fairly the Company’s consolidated financial position, results of operations, comprehensive loss, and cash flows for the interim periods. All intercompany transactions and balances have been eliminated in consolidation. The interim results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021, or for any other future annual or interim period.

The going concern assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of September 30, 2021, the Company’s liquidity position raised substantial doubt about its ability to continue as a going concern for the 12 months following the issuance of the September 30, 2021 unaudited interim consolidated financial statements without additional capital investment. The closing of the business combination with VIH on October 15, 2021, which resulted in approximately $479 million of cash on the combined company’s balance sheet, alleviated the concern about the ability of the Company to continue as a going concern.

The information included in these interim consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes for the year ended December 31, 2020, which financial statements were included within VIH’s definitive proxy statement filed with the Securities and Exchange Commission on September 17, 2021.

Use of Estimates

The preparation of interim consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the interim consolidated financial statements and accompanying notes. The Company bases its estimates and assumptions on various judgments that it believes to be reasonable under the circumstances. The significant estimates and assumptions that affect the Company’s interim consolidated financial statements may include, but are not limited to, estimates

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

related to income tax valuation allowances, useful lives of intangible assets and property, equipment and software, fair value of financial assets and liabilities, determining provision for doubtful accounts, valuation of acquired tangible and intangible assets, the impairment of intangible assets and goodwill, and fair market value of voting units, preferred incentive units, common incentive units and participation units. Actual results and outcomes may differ from management’s estimates and assumptions and such differences may be material to the interim consolidated financial statements.

COVID-19 Impacts

In March 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. The COVID-19 pandemic has adversely affected global economic activity and, in 2020, contributed to significant declines and volatility in financial markets. The COVID-19 pandemic had an impact on Bakkt’s business during the year ended December 31, 2020, primarily in that it (i) decreased revenue from our loyalty and travel businesses, and (ii) impacted our ability to expand our relationships with existing loyalty partners, and to conclude relationships with new loyalty partners, whose businesses similarly have been adversely affected by the pandemic. For the three and nine months ended September 30, 2021, Bakkt’s business operations have started to recover from the impacts of the pandemic, and revenue from the loyalty and travel business has started to recover.

As of the date of issuance of these interim consolidated financial statements, we are not aware of any specific event or circumstance related to COVID that would require us to update our estimates or judgments or adjust the carrying value of our assets or liabilities. As events continue to evolve and additional information becomes available, our estimates and assumptions may change materially in future periods.

Segment Information

The Company operates in one operating and reportable segment. Operating segments are defined as components of an enterprise about which separate financial information is evaluated regularly by the chief operating decision maker, who is the Company’s chief executive officer (“CEO”), in deciding how to allocate resources and assessing performance. Further, all material operations are within the United States. The Company’s chief operating decision maker allocates resources and assesses performance based upon discrete financial information at the consolidated level.

Revenue Recognition

We recognize revenue when we transfer promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.

Triparty Agreement

The Digital Currency Trading, Clearing, and Warehouse Services Agreement with IFUS and ICUS (the “Triparty Agreement”) governs the trading, clearing and custody services for physically-delivered futures contracts and options contracts (collectively, “PDF Contracts”). The PDF Contracts generally have a duration of less than one month, and substantially all of the PDF Contracts are settled in the same month in which the trade execution is initiated. At expiration of a PDF Contract, physical delivery of bitcoin will occur if the counterparties to the PDF Contract have not previously settled the PDF Contract. Parties that trade PDF Contracts (“PDF Contract Traders”) are generally institutional investors and market makers that enter into agreements separately with each of IFUS, ICUS and Bakkt for trading, clearing and custody related services, respectively.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

With respect to Bakkt’s provision of custody services that are necessary to support the trading and clearing services provided by IFUS and ICUS for the PDF Contracts, Bakkt’s customers are IFUS and ICUS, who are related parties. In this regard, Bakkt’s obligation is to provide a stand-ready custody function that supports the trading and clearing services for the PDF Contracts. Bakkt’s obligation to provide a stand-ready custody function includes related promises such as: (i) the initial onboarding of PDF Contract Traders to the custody warehouse, which represents the commencement of the custody services; (ii) maintaining a system of accounts within its custody warehouse on behalf of IFUS and ICUS to ensure accurate, timely transfers of bitcoin at PDF Contract maturity (thereby mitigating ICUS’s clearing risk and ensuring safe storage of bitcoin, including when PDF Contracts settle through physical delivery); (iii) standing ready to accept bitcoin deposits from PDF Contract Traders at any point between execution and settlement of the PDF Contract; (iv) verifying account balances of PDF Contract Traders as their PDF Contracts approach expiration; (v) making transfers between PDF Contract Traders as instructed by ICUS when the PDF Contracts reach expiration; and (vi) permitting withdrawals of bitcoin as directed by PDF Contract Traders. In order to fulfill these promises, Bakkt has incurred significant time and expense to build, establish and maintain a fully licensed, institutional-grade bitcoin custodian.

While Bakkt’s performance obligation to IFUS and ICUS is comprised of several related promises as described above, Bakkt has concluded that it has a single performance obligation to provide a stand-ready custody function that supports the trading and clearing services as required for the PDF Contracts for PDF Contract Traders, so that IFUS can execute its trading services and ICUS can clear and arrange for the settlement of the PDF Contracts. Bakkt has concluded that the related activities that collectively comprise this single performance obligation are not separately identifiable within the context of the Triparty Agreement, as all are necessary in order for IFUS and ICUS to offer PDF Contracts. The maximum duration of Bakkt’s performance obligation would extend from trade execution through the later of settlement of a PDF Contract or the ultimate withdrawal of physically-delivered bitcoin underlying the PDF Contract. However, in Bakkt’s experience, less than 1% of PDF Contracts go to physical settlement. Bakkt determines the obligation period associated with Triparty Agreement revenue under the portfolio method based on its historical transaction experience, as the PDF contracts have similar characteristics. The average performance obligation period is less than one month based on the application of the portfolio method. Therefore, Bakkt recognizes revenue for the stand-ready custody services that it provides to IFUS and ICUS on a straight-line basis over the average performance obligation period, which is less than one month.

PDF Contract Traders pay a transaction fee for trading and clearing which is collected by ICUS. Per the terms of the Triparty Agreement, IFUS and ICUS pass to Bakkt all trading and clearing transaction fees net of rebates and liquidity payments issued to PDF Contract Traders. Bakkt considers the transaction price to be the net transaction fee received from IFUS and ICUS or paid to IFUS and ICUS.

In certain arrangements with PDF Contract Traders, IFUS offers rebates to support market liquidity and trading volume, which provides qualified PDF Contract Traders customers with a discount to the applicable transaction fee. Under the terms of the Triparty Agreement, these rebates reduce the amount of the trading and clearing revenue that IFUS and ICUS pay to Bakkt. To the extent the rebates issued to PDF Contract Traders exceed the transaction fees collected by IFUS and ICUS, Bakkt pays IFUS and ICUS for the difference between the rebate amounts and the collected transaction fees. Bakkt does not receive any goods or services from IFUS or ICUS in exchange for the payment. The payment to IFUS and ICUS for such shortfall is required to be paid pursuant to the Triparty Agreement. These rebates represent consideration payable to a customer and reduce the transaction price; as such, these rebates are included in “Net revenues” in the accompanying consolidated statements of operations and comprehensive loss. Because these rebates are measured and resolved within the same reporting period, it is not necessary for Bakkt to estimate these at a given reporting period date.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Bakkt also recognizes a capital contribution for the cost of the trading and clearing services provided by IFUS and ICUS pursuant to the Contribution Agreement (see Note 7), which reduces the revenue recognized as part of the net transaction fee.

Bakkt recognized net revenues of $(111,000) and $(154,000) for the three and nine months ended September 30, 2021, respectively. These amounts are net of $2,000 and $151,000 for rebates and incentive payments (contra-revenue) for the three and nine months ended September 30, 2021, respectively, and reduced by the capital contribution by related parties of $174,000 and $458,000 for the three and nine months ended September 30, 2021, respectively. Bakkt recognized net revenues of $(1,149,000) and $(2,153,000) for the three and nine months ended September 30, 2020, respectively. These amounts are net of $1,809,000 and $3,178,000 for rebates and incentive payments (contra-revenue) for the three and nine months ended September 30, 2020, respectively, and reduced by the capital contribution by related parties of $334,000 and $517,000 for the three and nine months ended September 30, 2020, respectively.

Revenue from the Triparty Agreement is included in “Transaction revenue, net” in the disaggregation of revenue table within Note 3.

Custody

The Company provides a bitcoin custody solution to institutions and certain high net worth individuals. For PDF Contract Traders with custody accounts related to PDF Contracts, the Company does not charge a fee specifically for the custody service. For customers using custody services on a standalone basis, the Company charges a fee, which is generally based on a fixed fee and represents fixed consideration. The Company invoices customers on a quarterly basis. Our performance obligation related to the storage and custody of a customer’s bitcoin represents a stand-ready obligation to provide custody services for digital assets. Bitcoin held in a custodial capacity on behalf of our customers is not included in the Company’s consolidated balance sheet, as the Company does not own that bitcoin. The contract for custodial services may be terminated by the applicable institution or high net worth individual at any time upon final withdrawal of all digital assets, without incurring a penalty. As a result, we believe our contracts represent a day-to-day contract with each day representing a renewal. These renewals are priced consistently with the original contract and with other similar customers and as such, we do not believe that they represent a material right.

The daily contract consists of a single performance obligation to provide custodial services, with the transaction price equal to a pro rata portion (i.e., daily) of the annual custody fee. Bakkt’s performance obligation to provide custodial services meets the criterion to be satisfied over time. Revenue from our custodial services is included in “Net revenues” in the accompanying consolidated statements of operations and comprehensive loss.

Bakkt recognized net revenues of $121,000 and $367,000 for the three and nine months ended September 30, 2021, respectively, and $145,000 and $195,000 for the three and nine months ended September 30, 2020.

Revenue from our custody services is included in “Subscription and services revenue” in the disaggregation of revenue table within Note 3.

Loyalty redemption platform

We host, operate and maintain a loyalty redemption platform connecting loyalty programs to ecommerce merchants allowing loyalty point holders to redeem a spectrum of loyalty currencies for other digital assets, merchandise and services. Our customer in these arrangements is generally the loyalty partner. Our contracts

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

related to our loyalty redemption platform consist of two performance obligations: (1) access to the Company’s SaaS-based redemption platform and customer support services, and (2) order placement. We are a principal related to providing access to our redemption platform. We are acting as an agent to provide order placement services on behalf of the loyalty partner. Revenues generated from our loyalty redemption platform are included in “Net revenues” in the accompanying consolidated statements of operations and comprehensive loss and include the following:

•

Platform subscription fees: Monthly fixed fee charged to loyalty partners to access the redemption platform and receive customer support services. We recognize revenue for these fees on a straight-line basis over the related contract term, as the loyalty partner receives benefits evenly throughout the term of the contract. These fees are allocated to our performance obligation to provide access to our redemption platform, and thus are recognized on a gross basis.

•

Transaction fees: Transaction fees are earned for most transactions processed through our platform. These fees are allocated to our performance obligation to provide order placement services on behalf of the loyalty partner, and therefore are recognized net of the related redemption cost. We allocate transaction fees to the period in which the related transaction occurs.

•

Revenue share fees: We are entitled to revenue share fees in the form of rebates from third-party commerce merchants and other partners which provide services facilitating redemption order fulfilment. We allocate revenue share fees to the period in which the related transaction occurs.

•

Service fees: We earn fees for certain software development activities associated with the implementation of new customers on our loyalty redemption platform and other development activities if a loyalty partner requests that we customize certain features and functionalities for their loyalty program. We recognize service fees as revenue on a straight-line basis, beginning when the internally developed software resulting from such implementation or other development activities are operational in our platform over the longer of the remaining anticipated customer life and 3 years, which represents the estimated useful life of the Company’s internally developed software. Implementation and development service fees are generally billed when the implementation and development activities are performed.

Bakkt recognized net revenues of $9,713,000 and $27,303,000 for the three and nine months ended September 30, 2021, respectively, and $7,633,000 and $21,025,000 for the three and nine months ended September 30, 2020, respectively. Revenue from our loyalty redemption platform is included in “Transaction revenue, net” and “Subscription and services revenue” in the disaggregation of revenue table within Note 3.

Strategic alliance agreement

In February 2020, the Company entered into a Strategic Alliance Agreement (the “Strategic Alliance Agreement”) with a strategic partner to develop and operate a mechanism whereby a customer can purchase food and beverage items from the strategic partner using their Bakkt digital wallet.

In conjunction with this agreement, Bakkt issued the strategic partner a warrant to purchase 15 million Class B voting units. The Company accounts for the warrant as consideration payable to a customer within the scope of ASC 606, Revenue from Contracts with Customers, which is measured at the fair value on the grant date of the warrant. The Company recognizes the warrant as a reduction to transaction fees on a straight-line basis over 28 months, which represents the time period between the launch date of the services under the Strategic Alliance Agreement, which occurred in November 2020, and the end of the contract term. These reductions to revenue are included in “Net revenues” in the accompanying consolidated statements of operations and comprehensive loss.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Sale of cryptocurrency

As part of the Company’s operation of the Bakkt Marketplace platform, the Company transacts in bitcoin with consumers. Consumer bitcoin transactions are not material for the three and nine months ended September 30, 2021. There were no consumer bitcoin transactions for the three and nine months ended September 30, 2020.

Additionally, as part of the Company’s operation of the Bakkt Marketplace platform, the Company transacts in bitcoin with its trading partners in order to adjust its bitcoin inventory based on actual consumer activity to maintain an inventory based on the Company’s inventory policy. Transactions in bitcoin with our trading partners in the normal course of business is not material for the three and nine months ended September 30, 2021. There were no transactions in bitcoin with our trading partners in the normal course of business for the three and nine months ended September 30, 2020.

The Company maintains an inventory reserve of bitcoin to facilitate consumer transactions if needed. The Company may adjust its inventory reserve levels under its inventory policy. Sales of bitcoin resulting from inventory reserve adjustments is not part of the Company’s normal course of business. Accordingly, proceeds from the sale of bitcoin outside of the normal course of business is included in “other income (expense), net,” net of the cost of bitcoin sold, in the consolidated statements of operation and comprehensive loss. Bakkt recognized income from the sale of bitcoin, net of the cost of bitcoin sold, of $1,024,000 for both the three months and nine months ended September 30, 2021. There were no sales of bitcoin outside of the normal course of business for the three and nine months ended September 30, 2020.

Practical expedients

We have elected the following practical expedients under ASC 606:

•	Assessing the performance obligation period for Triparty Agreement transactions on a portfolio basis.

•	Exclude sales taxes from the measurement of the transaction price.

•	Not adjust the transaction price for the existence of a significant financing component if the timing difference between a customer’s payment and our performance is one year or less.

•

Not provide disclosures about the transaction price allocated to unsatisfied performance obligations for contracts with a duration of one year or less or when the consideration is variable and allocated entirely to a wholly unsatisfied performance obligation or a wholly unsatisfied promise to transfer a distinct good or service that forms part of a single performance obligation.

Additionally, we have elected the practical expedient under ASC 340-40 to not capitalize incremental costs to obtain a contract with a customer if the amortization period would have been one year or less.

Deferred Revenue

Deferred revenue includes amounts invoiced prior to the Company meeting the criteria for revenue recognition. The Company typically invoices customers for subscription fees in arrears on a monthly basis.

The Company invoices customers for service fees at the time the service is performed, and such fees are recognized as revenue over time as the Company satisfies its performance obligation. The portion of deferred revenue to be recognized in the succeeding twelve-month period is recorded as non-current deferred revenue, and the remaining portion is recorded as current deferred revenue. The Company has determined that these arrangements do not contain a significant financing component, and therefore the transaction price is not adjusted.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

The amount of previously deferred revenue recognized for the three and nine months ended September 30, 2021 was $1,064,000 and $3,401,000, respectively. The amount of previously deferred revenue recognized for the three and nine months ended September 30, 2020 was $1,138,000 and $4,885,000, respectively, which was comprised of deferred revenue acquired through the Bridge2 Solutions acquisition (see Note 4).

Compensation and Benefits

Compensation and benefits expenses reflect all costs associated with the compensation of the Company’s employees, excluding the accelerated unit-based compensation discussed below in “Acquisition-Related Expenses,” and any contract labor not capitalized. Compensation and benefits primarily consist of salaries and wages, bonuses, contract labor fees, unit-based compensation, payroll taxes and benefits.

Professional Services

Professional services expenses consist of costs associated with audit, tax, legal and other professional services.

Technology and Communication

Technology and communication expenses include costs incurred in operating and maintaining the Company’s platform, including software licenses, software maintenance and support, hosting and infrastructure costs.

Selling, General and Administrative

Selling, general and administrative expenses consist primarily of costs associated with advertising, marketing, insurance and rent. Advertising costs are expensed as incurred. Total marketing costs for the three and nine months ended September 30, 2021 were $3,072,000 and $15,717,000, respectively. Total advertising costs for the three and nine months ended September 30, 2020 were $772,000 and $1,016,000, respectively.

Acquisition-Related Expenses

We incur incremental costs relating to our completed and potential acquisitions and other strategic opportunities. This includes fees for investment banking advisors, lawyers, accountants, tax advisors and public relations firms, as well as costs associated with other external costs directly related to the proposed or closed transactions. Acquisition-related expenses for the three and nine months ended September 30, 2021 were $1,766,000 and $12,075,000, respectively. Acquisition-related expenses for the three and nine months ended September 30, 2020 were $0 and $11,477,000, respectively. Acquisition-related expenses for both the three and nine months ended September 30, 2020 included approximately $9,567,000 of accelerated expense for the Company’s incentive and participation units resulting from the issuance of Class C voting units in connection with the acquisition of Bridge2 Solutions (see Note 9).

Income Taxes

The Company accounts for deferred income taxes related to the federal and state jurisdictions using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets are also recognized for the future tax benefits attributable to the expected utilization of existing tax net operating loss carryforwards and other types of carryforwards. If the future utilization of some portion of deferred taxes is determined to be unlikely, a valuation allowance is

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

provided to reduce the recorded tax benefits from such assets. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences and carryforwards are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In the event interest or penalties are incurred with respect to income tax matters, our policy will be to include such items in income tax expense. We record deferred tax assets and liabilities on a net basis on the consolidated balance sheets. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense.

The Company’s effective tax rate for the three and nine months ended September 30, 2021 was 0.04% and 0.22%, respectively. The Company’s effective tax rate for the three and nine months ended September 30, 2020 was 0.06% and 0.07%, respectively. The effective tax rate is lower than the federal statutory rate primarily because the substantial majority of the earnings are from the Bakkt Holdings, LLC partnership and the single member LLCs held by the partnership, where earnings flow through to the partners at the consolidated level.

Customer and Credit Risk Concentration

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, restricted cash and cash equivalents, short-term financial investments, and accounts receivables and unbilled accounts receivables. The associated risk of concentration for cash and cash equivalents and restricted cash is mitigated by banking with creditworthy institutions. At certain times, amounts on deposit exceed federal deposit insurance limits. The Company limits its exposure to credit loss by maintaining its cash and cash equivalents in money market funds. The Company has not experienced any losses on its deposits of cash and cash equivalents.

As of September 30, 2021, three customers represented approximately 54% of total accounts receivable. As of December 31, 2020, three customers represented approximately 57% of total accounts receivable.

For the three and nine months ended September 30, 2021 four customers represented approximately 71% and 62% of total revenue, respectively. For the three and nine months ended September 30, 2020, three customers represented approximately 72% and 73% of total revenue, respectively.

Recently Adopted Accounting Pronouncements

On January 1, 2020, the Company adopted ASU 2016-13, Financial Instruments - Measurement of Credit Losses on Financial Instruments, or ASU 2016-13. This standard requires the application of a current expected credit loss, or CECL, impairment model to financial assets measured at amortized cost, including accounts receivable and certain off-balance-sheet credit exposures. The standard also amends the impairment model for available-for-sale debt securities requiring entities to record credit losses through an allowance account. The CECL model requires an entity to estimate its lifetime expected credit loss and record an allowance that, when deducted from the amortized cost basis of the financial asset, presents the net amount expected to be collected on the financial asset. Adoption of the standard requires more timely recognition of credit losses and credit loss estimates are required to use historical information, current information and reasonable and supportable forecasts of future events. Adoption of the new standard did not have a material impact on the Company’s consolidated financial statement amounts.

On January 1, 2020, the Company adopted ASU 2017-04, Simplifying the Test for Goodwill Impairment, or ASU 2017-04. This standard removes the second step of the goodwill impairment test, which requires a hypothetical purchase price allocation if the fair value of a reporting unit is less than its carrying value. Goodwill impairment

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

will now be measured using the difference between the carrying value and the fair value of the reporting unit, and any loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Adoption of the new standard did not have a material impact on the Company’s consolidated financial statement amounts. The fair value of our reporting unit has been greater than its corresponding carrying value since the Company’s inception. Changes in future projections, market conditions, and other factors may cause a change in the excess of fair value of our reporting unit over its corresponding carrying value. Adoption of the new standard did not have a material impact on the Company’s consolidated financial statement amounts.

On January 1, 2020, the Company adopted ASU 2018-15, Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement that is a Service Contract, or ASU 2018-15. This standard helps entities evaluate the accounting for fees paid by a customer in a cloud computing arrangement by providing guidance for determining when an arrangement includes a software license and is solely a hosted service. Customers will now apply the same criteria for capitalizing implementation costs as they would for a software license arrangement. The guidance also prescribes the balance sheet, income statement, and cash flow classification of the capitalized implementation costs and related amortization expense and requires additional quantitative and qualitative disclosures. Adoption of the new standard did not have a material impact on the Company’s consolidated financial statement amounts.

On January 1, 2020, the Company adopted ASU 2019-12, Simplifying the Accounting for Income Taxes, or ASU 2019-12. This standard eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It clarifies that single-member limited liability companies, and other similar disregarded entities that are not subject to income tax, are not required to recognize an allocation of consolidated income tax expense in their separate financial statements. Further, it simplifies the accounting for franchise taxes, enacted changes in tax laws or rates and transactions that result in a step-up in the tax basis of goodwill. Adoption of the new standard did not have a material impact on the Company’s consolidated financial statement amounts.

Recently Issued Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion Options (“Subtopic 470-20”) and Derivatives and Hedging—Contracts in Entity’s Own Equity (“Subtopic 815-40”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. ASU 2020-06 also improves and amends the related Earnings Per Share guidance for both Subtopics. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. ASU 2020-06 will be effective for annual reporting periods beginning after December 15, 2021. Early adoption is permitted, but not before annual reporting periods beginning after December 15, 2020. We will evaluate the impact of the new guidance on our consolidated financial statements for the combined entity after the business combination with VIH.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

3.    Revenue from Contracts with Customers and Under the Triparty Agreement

Disaggregation of Revenue

The Company disaggregates revenue by service type, as management believes that this level of disaggregation depicts best how the nature, amount, timing and uncertainty of revenue and cash flows are impacted by economic factors (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Transaction revenue, net(a)	$2,705	$1,162	$9,542	$3,223
Subscription and service revenue	6,437	5,466	16,231	15,844

	$9,142	$6,629	$25,773	$19,067

(a)

Amounts presented are net of rebates and liquidity payments under the Triparty Agreement, reductions in connection with the Contribution Agreement, and consideration payable to a customer pursuant to the Strategic Alliance Agreement of $757,000 and $2,353,000 for the three and nine months ended September 30, 2021, respectively. Included in these amounts are related party amounts (contra-revenue) of $111,000 and $154,000 for the three and nine months ended September 30, 2021, respectively (see Note 7). Amounts presented are net of rebates and liquidity payments under the Triparty Agreement, reductions in connection with the Contribution Agreement, and consideration payable to a customer pursuant to the Strategic Alliance Agreement of $2,142,000 and $3,964,000 for the three and nine months ended September 30, 2020, respectively. Amounts also include related party amounts (contra-revenue) of $1,149,000 and $2,153,000 for the three and nine months ended September 30, 2020, respectively (see Note 7).

The Company has one reportable segment to which its revenues relate (see Note 2).

Remaining Performance Obligations

As of September 30, 2021, the aggregate amount of the transaction price allocated to the remaining performance obligations related to partially completed contracts is $24,500,000, $16,100,000 of which relates to subscription fees and $8,400,000 of which relates to service fees that are deferred. The Company will recognize its subscription fees as revenue over a weighted-average period of 17 months (ranges from 3 months – 57 months) and its service fees as revenue over approximately three years.

As of September 30, 2020, the aggregate amount of the transaction price allocated to the remaining performance obligations related to partially completed contracts is $17,800,000, $8,800,000 of which relates to subscription fees and $9,000,000 of which relates to service fees that are deferred. The Company will recognize its subscription fees as revenue over a weighted-average period of 14 months (ranges from 3 months – 45 months) and its service fees as revenue over approximately three years.

Contract Costs

For the three and nine months ended September 30, 2021, the Company incurred $276,000 and $666,000 in incremental costs to obtain and/or costs to fulfill contracts with customers, respectively. The Company did not incur any costs to obtain or costs to fulfill contracts with customers during the three and nine months ended September 30, 2020.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

4.    Acquisitions

Bridge2 Solutions, LLC business

On February 21, 2020, ICE acquired all of the issued and outstanding equity of Bridge2 Solutions, LLC and its affiliated companies (collectively, “Bridge2 Solutions”), including their then-parent company, B2S Holdings, Inc., a leading loyalty redemption platform provider connecting loyalty programs to ecommerce merchants allowing loyalty point holders to redeem a spectrum of loyalty currencies for digital assets, merchandise and services. On March 12, 2020, the Company completed a Series C round of financing valued at $300 million. As part of the financing, ICE contributed substantially all of the assets and liabilities of Bridge2 Solutions to the Company at a value of approximately $261 million. The Company accounted for the acquisition of Bridge2 Solutions as a common control transaction under ASC 805, as Bridge2 Solutions was owned by ICEH prior to its combination with the Company. As such, the Company measured the recognized net assets of Bridge2 Solutions at the carrying amounts of the net assets previously recognized by ICE and began reflecting the operations of Bridge2 Solutions in its financial statements as of the date of its acquisition by ICE. This acquisition is included in the Company’s one reportable segment.

The following table summarizes the values of the net assets acquired as of the acquisition date (in thousands):

February 21, 2020
Cash and cash equivalents	$10,652
Accounts receivable	10,158
Other current assets	1,284
Property and equipment	4,465
Customer relationships	53,620
Technology	11,990
Trade name	415
Other non-current assets	2,864
Goodwill	216,575

Total assets acquired	312,023
Accounts payable and accrued liabilities	(22,450)
Deferred revenue	(12,703)
Deferred income tax liabilities	(3,005)
Other non-current liabilities	(2,402)

Total liabilities assumed	(40,560)

Total purchase consideration	$(271,463)

The identifiable intangible assets acquired were $53,620,000 for customer relationships, which have been assigned a useful life of 12 years, $11,990,000 for acquired technology, which has been assigned a useful life of 7 years, and $415,000 for a trade name, which has been assigned a useful life of 1 year. The weighted average amortization period for the acquired intangible assets is 11 years. The goodwill related to the acquisition represents the value paid for expertise and industry know-how of the workforce, back office infrastructure and expected synergies from Bridge2 Solutions’ complementary business model. An additional amount of approximately $10.1 million of goodwill was recognized by the Company as a result of push-down accounting by ICE for certain deferred income tax liabilities recognized, but not expected to be settled with ICE, in connection with the Bridge2 Solutions acquisition.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

The actual results of operations of the acquisition has been included in the accompanying consolidated statements of operations and comprehensive loss from the date of acquisition. The following table summarizes Bridge2 Solutions’ revenue and earnings included in the accompanying consolidated statements of operations and comprehensive loss from February 22, 2020 through September 30, 2020 (in thousands):

February 22, 2020 – September 30, 2020
Revenue	$21,153
Net income / (loss)	(7,338)

The unaudited pro forma financial information in the table below summarizes the combined results of operations for the Company and Bridge2 Solutions as if the companies were combined as of January 1, 2020. The unaudited pro forma financial information as presented below is for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combinations occurred as of the date indicated or what the results would be for any future periods.

Nine Months Ended September 30, 2020
Pro forma revenue	$24,726
Pro forma net loss	(50,482)

5.    Goodwill and Intangible Assets, Net

Changes in goodwill consisted of the following (in thousands):

Amount
Balance as of December 31, 2020	$233,429
Foreign currency translation	—

Balance as of September 30, 2021	$233,429

No goodwill impairment charges have been recognized in the periods presented.

Intangible assets consisted of the following (in thousands):

	September 30, 2021
	Weighted Average Useful Life (years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Regulatory licenses	Indefinite	$554	$—	$554
Acquired technology	7	13,690	(3,342)	10,348
Customer relationships	12	53,620	(7,186)	46,434
Trade name	1	415	(415)	—

		$68,279	$(10,943)	$57,336

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

	December 31, 2020
	Weighted Average Useful Life (years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Regulatory licenses	Indefinite	$554	$—	$554
Acquired technology	7	13,690	(1,879)	11,811
Customer relationships	12	53,620	(3,844)	49,776
Trade name	1	415	(357)	58

		$68,279	$(6,080)	$62,199

Amortization expense related to intangible assets for the three and nine months ended September 30, 2021 was $1,619,000 and $4,863,000, respectively. Amortization expense related to intangible assets for the three and nine months ended September 30, 2020 was $1,724,000 and $4,195,000, respectively. These amounts are included in “Depreciation and amortization” in the accompanying consolidated statements of operations and comprehensive loss.

The table below shows estimated future amortization expense for definite-lived intangible assets as of September 30, 2021 (in thousands):

Amount
Remainder of 2021	$1,619
2022	6,424
2023	6,424
2024	6,442
2025	6,424
Thereafter	29,449

Total	$56,782

6.    Consolidated Balance Sheet Components

Other Current Assets

Other current assets consisted of the following (in thousands):

	September 30, 2021	December 31, 2020
Prepaid expenses	$4,907	$5,365
Class B warrant asset, current (see Note 8)	2,325	2,325

	$7,232	$7,690

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Property, Equipment and Software, Net

Property, equipment and software, net consisted of the following (in thousands):

	September 30, 2021	December 31, 2020
Internal-use software	$30,724	$20,343
Purchased software	116	110
Office furniture and equipment	609	609
Other computer and network equipment	2,802	1,199
Leasehold improvements	717	479

Property, equipment and software, gross	34,968	22,740
Less: accumulated amortization and depreciation	(6,901)	(2,783)

Total	$28,067	$19,957

For the three and nine months ended September 30, 2021, the Company recorded depreciation and amortization expense related to property, equipment and software amounting to $1,616,000 and $4,132,000, respectively, of which $1,323,000 and $3,400,000, respectively, related to amortization expense of capitalized internal-use software placed in service. For the three and nine months ended September 30, 2020, the Company recorded depreciation and amortization expense related to property, equipment and software amounting to $474,000 and $1,190,000, respectively, of which $269,000 and $760,000, respectively, related to amortization expense of capitalized internal-use software placed in service.

During the three months ended September 30, 2020, the Company purchased payment software to use in the roll-out of its alternative payment method. The Company ultimately built out its alternative payment method offering using API-based integrations instead of the acquired payment software. As the alternative payment method no longer met the Company’s business requirements, the Company recorded an impairment charge of $2,450,000. The impairment charge is reflected as “Impairment of long-lived assets” in the accompanying consolidated statements of operations and comprehensive loss.

During the nine months ended September 30, 2020, the Company terminated an existing software license agreement in accordance with the terms of the agreement. The software license was related to the underlying clearing software utilized by Bakkt Clearing and had a five-year term. As a result of the termination, the Company recorded an impairment charge of $1,393,000. The impairment charge is reflected as “Impairment of long-lived assets” in the accompanying consolidated statements of operations and comprehensive loss.

Deposits with Clearinghouse Affiliate

Deposits with clearinghouse affiliate, current and noncurrent, consisted of the default resource contribution (see Note 7). The default resource contribution amounted to $15,151,000 and $35,350,000 as of September 30, 2021 and December 31, 2020, respectively. The default resource contribution includes $1,000 of cash margins held with ICUS.

On January 19, 2021, ICUS self-certified a rule change with the CFTC, reducing Bakkt Trust’s “skin-in-the-game” contribution to the ICUS guaranty fund to $15,150,000 from $35,350,000. Following the two-week self-certification period, in which no comments were received from the CFTC, ICUS proceeded with the reduction. On February 3, 2021, ICUS returned $20,200,000 to Bakkt Trust.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following (in thousands):

	September 30, 2021	December 31, 2020
Accounts payable	$13,890	$7,165
Accrued expenses	12,142	14,808
Purchasing card payable	16,195	12,683
Salaries and benefits payable	11,559	6,018
Other	3,500	2,241

	$57,286	$42,915

7.    Related Parties

On December 19, 2018, Bakkt entered into an intercompany services agreement with ICE to provide management and technical support services. For the three and nine months ended September 30, 2021, expenses of $471,000 and $1,413,000, respectively, have been recorded by Bakkt in connection with this agreement. For the three and nine months ended September 30, 2020, expenses of $471,000 and $2,611,000, respectively, have been recorded by Bakkt in connection with this agreement. These amounts are reflected as “Affiliate expenses” in the accompanying consolidated statements of operations and comprehensive loss.

On August 29, 2019, Bakkt Trust entered into the Triparty Agreement. The Triparty Agreement provides for IFUS to list for trading one or more digital currency futures and/or options contracts, and for ICUS to serve as the clearing house to provide central counterparty and ancillary services for such contracts. Bakkt Trust will provide certain custody, settlement and ancillary services relating to digital currencies. The Triparty Agreement required Bakkt Trust to make, and, subject to certain limits, to replenish as needed a default resource contribution to ICUS, to be used by ICUS in accordance with the ICUS rules and is included in the “Deposits with clearinghouse affiliate” current and noncurrent balances on the accompanying consolidated balance sheets. That default resource contribution was reduced in January 2021 from $35,350,000 to $15,150,000 (see Note 6). Interest earned on the contribution, net of certain fees and costs, is paid to Bakkt Trust from ICUS. The Company did not earn any interest for the three and nine months ended September 30, 2021. Total interest of $3,000 and $124,000 was earned for the three and nine months ended September 30, 2020, respectively. This interest is included in “Interest income, net” in the accompanying consolidated statements of operations and comprehensive loss. All interest earned was collected as of September 30, 2021 and December 31, 2020, respectively. The Triparty Agreement further requires all revenues of IFUS and ICUS with respect to the trading and clearing of digital currency contracts, after deduction of any applicable rebates and liquidity or incentive payments, to be remitted to Bakkt. Bakkt recognized revenues related to the Triparty Agreement of $(111,000) and $(154,000) for the three and nine months ended September 30, 2021, respectively. These amounts are net of $2,000 and $151,000 for rebates and incentive payments (contra-revenue) for the three and nine months ended September 30, 2021, respectively. Bakkt also recognized a capital contribution for the cost of the trading and clearing services provided by IFUS and ICUS pursuant to the Contribution Agreement, which reduced the revenue attributable to the Triparty Agreement by $174,000 and $458,000 for the three and nine months ended September 30, 2021, respectively. Bakkt recognized revenues related to the Triparty Agreement of $(1,149,000) and $(2,153,000) for the three and nine months ended September 30, 2020, respectively, net of $1,809,000 and $3,178,000 for rebates and incentive payments (contra-revenue) for the three and nine months ended September 30, 2020, respectively, and reduced by the capital contribution pursuant to the Contribution Agreement of $334,000 and $517,000 for the three and nine months ended September 30, 2020, respectively.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Pursuant to a separate triparty agreement among ICE Futures Singapore IFS, ICS and Bakkt Holdings, IFS and ICS provide trade execution and clearing services to customers that trade the cash-settled futures. Bakkt provides to IFS and ICS pricing data from its PDF Contracts and also licenses its name to IFS and ICS for use in marketing the cash-settled futures. ICS and IFS pay to Bakkt 35% of the net trading and clearing revenue that they earn with respect to these contracts. Bakkt is not a party to the contracts with customers that trade the cash-settled futures. To date, the cash-settled contracts have resulted in no net revenue payable to Bakkt.

As of September 30, 2021 and December 31, 2020, Bakkt had $2,312,000 and $1,856,000, respectively, reflected as “Due to affiliates” in the accompanying consolidated balance sheets related to the intercompany services agreement and Triparty Agreement.

Prior to the withdrawal of Bakkt Clearing’s ICUS membership on May 20, 2020, Bakkt Clearing was required to hold shares of ICE stock for ICUS membership privileges. These shares were carried at cost basis and evaluated periodically for impairment. In connection with the withdrawal of Bakkt Clearing’s ICUS membership, these shares were remeasured at fair value, with unrealized gains and losses being reflected as “Other income (expense), net” in the accompanying consolidated statements of operations and comprehensive loss. In June 2021, the Company sold all of its shares of ICE stock. For the three and nine months ended September 30, 2021, the Company recorded a realized loss on the sale of shares of affiliate stock of $0 and $63,000, respectively. For the three and nine months ended September 30, 2020, the Company recorded an unrealized gain of $134,000 and $387,000 for the change in fair value of the shares. These realized and unrealized gains and losses are included in “Other income (expense), net” in the accompanying consolidated statements of operations and comprehensive loss.

On February 21, 2020, ICE acquired 100% of the issued and outstanding ownership interests in Bridge2 Solutions (see Note 4). On March 12, 2020, the Company completed Series B round of funding in the amount of $300 million and issued 270 million Class C voting units to ICE and certain minority investors. As part of this funding, ICE contributed the Bridge2 Solutions business to Bakkt at an enterprise value of approximately $261,400,000, with approximately $10,100,000 of additional goodwill, as discussed in Note 4, and made a $2,612,000 cash contribution, $1,378,000 of which was used to pay acquisition-related expenses incurred by the Company. Additionally, the Company received $36,567,000 of cash contributions from ICE and certain minority investors.

On May 19, 2020, the Company entered into an agreement to issue a warrant for the Company’s Class C voting units to a minority investor in exchange for certain management consulting services rendered by minority investor to the Company. The fair value of the warrant on the grant date was estimated to be approximately $1.6 million. On August 31, 2021, the Company amended the Class C Warrant to change the service conditions for 781,515 warrant units. The service conditions for the remaining 2,818,485 units were unchanged. As of September 30, 2021, 781,515 warrant units vested, and the Company recognized $969,000 of selling, general and administrative expense and members’ equity associated with the vested warrant units. As of December 31, 2020, no vesting of the warrant had occurred, and Bakkt had not recognized any cost or any amount within members’ equity associated with the warrant (see Note 8).

8.    Members’ Equity

On February 28, 2020, the Company entered into a second amended and restated limited liability company agreement. On March 12, 2020, the Company issued approximately 270,000,000 Class C voting units at a price of $1.11 per share for total consideration of approximately $299,700,000. The issuance of the Class C voting units resulted in the Company recognizing approximately $9,567,000 of compensation cost associated with its equity incentive plan.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

Issuance of Class B Warrant

On February 19, 2020 the Company issued a warrant to a strategic partner to purchase 15,000,000 of the Company’s Class B voting units (“Class B Warrant”), at an exercise price of $1.00 per unit. There are no vesting conditions associated with the Class B Warrant, and it is exercisable upon issuance, with an expiration date of 3 years from the issuance date.

Since the strategic partner is also a customer of the Company, under ASC 606, the issuance of the Class B Warrant is determined to be consideration payable to the customer and is recognized as a unit-based sales incentive at fair value on grant date, amounting to $5,426,000, with a corresponding asset recognized and amortized over the term of the customer contract as a reduction to revenue (see Note 3). The current and noncurrent portions of the corresponding asset are included in “Other current assets” and “Other assets,” respectively, in the accompanying consolidated balance sheets.

The Company measured the fair value of its Class B Warrant at the issuance date using the Black-Scholes option pricing model. The key inputs used in the valuation were as follows:

As of February 19, 2020
Dividend yield	—%
Risk-free interest rate	1.39%
Expected volatility	40.00%
Expected term (years)	3.00

Estimates of expected term were based on the contractual period of the warrants. Estimates of the volatility for the Black-Scholes option-pricing model were based on the blended volatilities of comparable public companies. The risk-free interest rates were based on the U.S. Treasury yield for a term consistent with the expected term. The Company has never declared or paid any cash dividends and does not presently plan to pay cash dividends in the foreseeable future. As a result, an expected dividend yield of zero percent was used.

On April 6, 2021, the strategic partner elected to net exercise its Class B Warrant in exchange for 9,953,454 of Class B voting units.

For the three and nine months ended September 30, 2021, the Company recognized reductions to revenue of approximately $581,000 and $1,743,000, respectively, related to the Class B Warrant (see Note 3). For the three and nine months ended September 30, 2020, the Company did not recognize a reduction to revenue related to the Class B Warrant as the Company’s performance obligation to provide services under the customer contract did not commence until November 2020.

Issuance of Class C Warrant

On May 19, 2020, the Company issued a warrant to a minority investor to purchase 3,603,600 of the Company’s Class C voting units (“Class C Warrant”), at an exercise price of $1.11 per unit. The Class C warrant vests upon the fulfillment of certain service conditions, with an expiration date of September 23, 2024. The fair value of the warrant on the grant date was estimated to be approximately $1,609,000.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

The Company measured the fair value of its Class C Warrant at the issuance date using the Black-Scholes option pricing model. The key inputs used in the valuation were as follows:

As of May 19, 2020
Dividend yield	—%
Risk-free interest rate	0.33%
Expected volatility	50.00%
Expected term (years)	4.35

Estimates of expected term were based on the contractual period of the warrants. Estimates of the volatility for the Black-Scholes option-pricing model were based on the blended volatilities of comparable public companies. The risk-free interest rates were based on the U.S. Treasury yield for a term consistent with the expected term. The Company has never declared or paid any cash dividends and do not presently plan to pay cash dividends in the foreseeable future. As a result, an expected dividend yield of zero percent was used.

On August 31, 2021, the Company amended the Class C Warrant to change the service conditions for 781,515 warrant units. The service conditions for the remaining 2,818,485 units were unchanged.

The Company accounted for the amendment as a modification and remeasured the fair value of the modified warrant units on the modification date using the Black-Scholes option pricing model. The fair value of the amended warrant units on modification date was estimated to be approximately $969,000. The key inputs used in the valuation were as follows:

As of August 31, 2021
Dividend yield	—%
Risk-free interest rate	0.41%
Expected volatility	45.00%
Expected term (years)	3.06

Estimates of expected term were based on the contractual period of the warrants. Estimates of the volatility for the Black-Scholes option-pricing model were based on the blended volatilities of comparable public companies. The risk-free interest rates were based on the U.S. Treasury yield for a term consistent with the expected term. The Company has never declared or paid any cash dividends and do not presently plan to pay cash dividends in the foreseeable future. As a result, an expected dividend yield of zero percent was used.

As of September 30, 2021, the 781,515 amended warrant units have vested but have not been exercised, and the remaining 2,822,085 warrant units have not vested or been exercised. As of December 31, 2020, the Class C Warrant had not vested or been exercised. The Company recorded $969,000 of selling, general and administrative expense in both the three and nine months ended September 30, 2021 upon the vesting of the amended warrant units. No expenses were recorded in the three and nine months ended September 30, 2020 since the service conditions were not probable of being met in those periods.

9.    Unit-Based Compensation

On December 19, 2018, the Company and Bakkt Management, LLC (the “Management Vehicle”), a wholly-owned subsidiary of the Company, entered into the Back-to-Back Agreement. The Management Vehicle has no substantive operations, and its sole purpose is to own incentive units in the Company. Under the Back-to-Back Agreement, the Company grants incentive units to the Management Vehicle, which is a member of the Company, and the Management Vehicle issues economically identical membership interests in the Management Vehicle

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

(“Management incentive units”) to employees. Any employees who receive Management incentive units have an ownership interest in the Management Vehicle, which corresponds to an indirect ownership interest in the Company. Beginning on the 4th anniversary of the date that an incentive unit vests and assuming that the Company has not consummated an IPO or Liquidity Event, the Management Vehicle has the right, but not the obligation, to require the Company to purchase all of the incentive units then held by the Management Vehicle, for a period of four years. As such, we classify the incentive units as “Mezzanine equity” in the accompanying consolidated balance sheets due to this put option which represents a redemption feature. The incentive units will not be subject to remeasurement until exercise of the put option becomes probable. As of September 30, 2021 and December 31, 2020, we do not believe it is probable that the put option will be exercised and have not remeasured these incentive units.

On February 28, 2020, the Compensation Committee of the Board of Directors of ICE (the administrators of the Equity Plan) approved the exchange of certain participation units into common incentive units (the “Unit Exchange”). The Unit Exchange was communicated to eligible participants in April 2020. All of the eligible participation unit holders elected to participate in the unit exchange. Under the Unit Exchange, each participation unit was exchanged for common incentive units at a 1.00:1.11 ratio. The Unit Exchange did not result in additional compensation expense being recognized because the fair value of the units immediately before and after the modification was the same.

On May 15, 2020, the Company amended the Equity Plan. Under the modified Equity Plan, participants have the opportunity to continue to hold unvested units upon voluntary resignation of employment. The number of unvested units that a participant can continue to hold depends on the number of years that the participant was employed. Non-forfeited units vest upon the occurrence of an exit event or partial exit event, as defined in the Equity Plan, subject to time restrictions. The modification to the Equity Plan did not result in additional compensation expense being recognized because the fair value of the units immediately before and after the modification was the same.

In anticipation of the business combination discussed in Note 1, certain awards granted under the Equity Plan in late 2020 were modified. The modification was approved in April 2021. The modification requires the Company to redeem 40% of the first one-third of certain employee awards which are scheduled to vest upon consummation of the business combination. As this obligation is contingent upon consummation of the business combination, the Company did not recognize any additional unit-based compensation expense as a result of the modification for the three and nine months ended September 30, 2021.

Upon consummation of the business combination on October 15, 2021, one-third of the awards in the Equity Plan vested. The second and third one-third tranches will generally vest on the one-year and two-year anniversary date of the transaction close, respectively, although under the terms of the Equity Plan, employees who are terminated without cause after October 15, 2021 will vest in the unvested portion of their awards immediately upon their termination date. The vesting of Equity Plan awards upon consummation of the business combination resulted in approximately $28,000,000 of unit-based compensation expense recorded on October 15, 2021 in the Company’s pre-combination financial statements.

Unit-Based Compensation Expense and Unit Activity

For the three and nine months ended September 30, 2021, the Company has not granted any preferred incentive units, common units or participation units. For the three and nine months ended September 30, 2020, the Company granted 0 and 9,375,000 preferred incentive units, 1,949,000 and 19,886,000 common units and 480,000 and 8,895,000 participation units, respectively. Total unit-based compensation expense for the three and

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

nine months ended September 30, 2021 was $604,000 and $3,116,000, respectively. The $3,116,000 of unit-based compensation expense recorded for the nine months ended September 30, 2021 is comprised of $3,768,000 in expense recognized for the vesting of Company preferred incentive units, common units and participation units, which was offset by $652,000 in forfeitures and the effect of certain modifications during the period. Total unit-based compensation expense for the three and nine months ended September 30, 2020 was $829,000 and $9,937,000, respectively. The $9,937,000 of unit-based compensation expense recorded for the nine months ended September 30, 2020 is comprised of $11,631,000 in expense recognized for the vesting of Company preferred incentive units, common units and participation units, which was offset by $1,694,000 in forfeitures. Also included in the unit-based compensation expense for the nine months ended September 30, 2020 is $9,567,000 of accelerated expense related to the Company’s incentive and participation units resulting from the issuance of Class C voting units (see Note 8). The additional compensation cost was recognized because the issuance of additional units changed the scenario in the Monte Carlo simulation that was used to calculate the fair value of incentive units and participation units. The new scenario resulted in an acceleration of the compensation cost recognized for the Company’s incentive and participation units. This compensation cost is included in “Acquisition-related expenses” in the accompanying consolidated statements of operations and comprehensive loss.

10.    Capital Requirements

Bakkt Trust is subject to certain capital requirements because of its regulatory oversight by the NYSDFS. These capital requirements require Bakkt Trust to maintain positive net worth, which is the greater of $15,000,000 or the sum of the required percentage of transmitted assets established by NYSDFS for transmitted assets, cold wallet custody assets, and hot wallet custody assets. As of September 30, 2021 and December 31, 2020 and 2019, Bakkt Trust had determined that $16,500,000 should be set aside to satisfy its capital requirements, which is reflected as “Restricted cash” in the accompanying consolidated balance sheets.

Bakkt Clearing is subject to the net capital requirements of CFTC Regulation 1.17, and the NFA. Under these requirements, Bakkt Clearing is generally required to maintain “adjusted net capital” equivalent to the greater of $1,000,000 or the sum of 8 percent of customer and noncustomer risk maintenance margin requirements on all positions, as these terms are defined. Adjusted net capital and risk maintenance margin requirements may change from day to day, but at September 30, 2021, Bakkt Clearing had adjusted net capital of $2,060,000, which was $1,060,000 in excess of its required net capital of $1,000,000. As of December 31, 2020, Bakkt Clearing had adjusted net capital of $4,146,000, which was $3,146,000 in excess of its required net capital of $1,000,000. The minimum capital requirements may effectively restrict the withdrawal of member’s equity of Bakkt Clearing.

As of September 30, 2021 and December 31, 2020, Bakkt Marketplace is also required to maintain tangible member’s equity of a minimum amount, plus the amount of customer funds held in transit, at all times because Bakkt Marketplace holds a number of money transmitter licenses. Tangible member’s equity means member’s equity minus intangible assets. Bakkt Marketplace’s tangible member’s equity amounted to $5,549,000 as of September 30, 2021 and $2,460,000 as of December 31, 2020. The minimum amount required varies by state.

The minimum capital requirements to which our subsidiaries are subject may effectively restrict their ability to transfer cash to the Company. The Company may also be required to transfer cash to our subsidiaries such that they may continue to meet these minimum capital requirements.

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

11.    Commitments and Contingencies

401(k) Plan

The Company sponsors a 401(k) defined contribution plan covering all eligible U.S. employees. Contributions to the 401(k) plan are discretionary. During the three and nine months ended September 30, 2021, the Company recorded $576,000 and $1,555,000, respectively, of expenses related to the 401(k) plan. During the three and nine months ended September 30, 2020, the Company recorded $371,000 and $967,000, respectively, of expenses related to the 401(k) plan.

Software License

Additional amounts may be owed under a software license agreement depending on the number of active users on the Company’s consumer app, which represents an unresolved contingency. Therefore, no liability has been recognized for additional amounts that may be owed. Such liability will be recognized when and if the contingency is resolved and such amounts become payable.

Litigation

The Company is, from time to time, subject to legal and regulatory proceedings that arise in the ordinary course of business. However, the Company does not believe that the resolution of these matters will have a material adverse effect on its consolidated balance sheets, statement of operations and comprehensive loss, or cash flows. It is possible, however, that future results of operations could be materially and adversely affected by any new developments relating to the legal proceedings and claims.

Commercial Purchasing Card Facility

Bridge2 Solutions has a purchasing card facility with a bank that it utilizes for redemption purchases made from merchant partners as part of its loyalty redemption platform. Expenditures made using the purchasing card facility are payable monthly, are not subject to formula-based restrictions and do not bear interest if amounts outstanding are paid when due and in full. Among other covenants, the purchasing card facility requires Bridge2 Solutions to maintain a month-end cash balance of $40,000,000. In September 2021, Bridge2 Solutions notified the facility provider that it anticipated a breach of the month-end cash balance requirement. The facility provider agreed to forbear on exercising its rights and remedies under the terms of the facility until October 31, 2021 to allow time for the closing of the VIH business combination. Bridge2 Solutions cured the cash balance requirement breach on October 15, 2021 with the closing of the VIH business combination. On November 5, 2021, the purchasing card facility was extended to January 31, 2022.

12.    Fair Value Measurements

The Company’s financial assets and liabilities that are measured at fair value on a recurring basis are classified as follows (in thousands):

	As of December 31, 2020
	Total	Level 1	Level 2	Level 3
Assets:
Investment in shares of affiliate stock	$1,823	$1,823	$—	$—

Total assets measured at fair value	$1,823	$1,823	$—	$—

Bakkt Holdings, LLC

Notes to Consolidated Financial Statements

(Unaudited)

There were no financial assets and liabilities measured at fair value on a recurring basis as of September 30, 2021. Our investment in shares of affiliate stock was valued based on quoted prices in active markets and was classified within Level 1. There are no Level 2 or Level 3 instruments during the quarters ended September 30, 2021 and December 31, 2020, respectively.

The carrying amounts of certain financial instruments, including cash and cash equivalents, accounts receivables, unbilled accounts receivables, deposits with clearinghouse affiliate, due to affiliates, accounts payable and accrued liabilities, and operating and finance lease obligations approximate their fair values due to their short-term nature. The deposits with clearinghouse affiliate are in the form of cash, and therefore approximate fair value. During the nine months ended September 30, 2020, the Company adjusted software licenses to fair value when an impairment charge was recognized, which was on a non-recurring basis and based on Level 3 inputs.

13.    Subsequent Events

As disclosed in Note 1, the Company closed its business combination with VIH on October 15, 2021.

On October 18, 2021, the Company signed a lease agreement for 50,756 square feet of office space in Alpharetta, Georgia. The lease will commence the earlier of substantial completion of tenant’s work to ready the space for occupancy or March 1, 2022, and has a term of 127 months with a tenant termination option after the 7th year of the lease. The total fixed lease payments over the 127-month term of the lease are $20,419,000.

The Company has evaluated subsequent events and transactions and determined that no other events or transactions met the definition of a subsequent event for purpose of recognition or disclosure in these financial statements.